EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Contact:

For Vicon Industries, Inc.:	For IQinVision, Inc.
Investor Relations: Joan Wolf:	Director of Marketing: Wendi Burke
Phone: (631) 650-6201	(949) 369-8100
Public Relations: Bruce J. Doneff
(843) 473-3022

VICON AND IQinVISION ANNOUNCE MERGER AGREEMENT
Merger to Create Integrated Video Security Solutions Company

Vicon Expects to Declare a Special Cash Dividend of $0.55 to its Shareholders

Edgewood, NY and San Juan Capistrano, CA - March 31, 2014 - Vicon Industries, Inc. (VII: NYSE-MKT) (“Vicon”), and IQinVision, Inc. (“IQinVision”), a privately held California corporation, announced today that they have entered into a definitive merger agreement that is expected to create a global provider of integrated solutions to the video security market. Vicon is a designer and producer of video security and surveillance systems. IQinVision designs and produces high performance HD megapixel IP cameras.
The merger has been approved by the boards of directors of both companies and is subject to shareholder approval, and other customary closing conditions. The transaction is expected to close in Vicon’s September quarter. Under the terms of the merger agreement, Vicon will issue shares of Vicon common stock to IQinVision shareholders in an all-stock merger whereby IQinVision shareholders will own approximately 50% of the outstanding common stock of the combined company. After the merger, Vicon will have approximately 9,000,000 shares outstanding.
As permitted and contemplated by the merger agreement, Vicon expects to declare a special cash dividend of $0.55 per share payable with respect to shares of Vicon common stock held by shareholders of Vicon as of a record date prior to the completion of the merger and payable to such holders within 15 days after the completion of the merger.

“Vicon is thrilled to join forces with IQinVision,” said Ken Darby, Vicon Chairman and CEO. “Together, with the Vicon line of HD megapixel robotic dome cameras, our enterprise class video management software, ViconNet® and IQinVision’s highly regarded IQeye brand, we bring a compelling solution offering to the video security market. The IQinVision transaction is consistent with our strategy of providing high quality, proprietary solutions to our customers. The Vicon/IQinVision combination will yield meaningful operational benefits, together with significant market and technological synergies. It’s a logical first step to strategic growth for both companies,” said Darby.
“This is a great fit for IQinVision as we combine with one of the iconic brands in the industry. Our product offerings are complementary to Vicon’s solutions, and we believe Vicon’s worldwide sales organization will effectively promote the IQeye brand to new markets and accelerate the growth of our sales footprint,” said Charles Chestnutt, CEO of IQinVision.

Ken Darby, who has delayed his retirement, will continue to lead the Company until his successor is named. The search for a new CEO was recently restarted.

Both Vicon and IQinVision’s product offerings will retain their existing branding, and both companies will continue to sell into and service their existing channels and customers. Customers will see no difference in sales, service, and support levels compared with prior to the merger.

For the twelve months ended December 31, 2013, IQinVision and Vicon combined generated $56 million in revenue. Following the merger, the board of directors of the combined company will consist of three directors designated by Vicon and three directors designated by IQinVision. TM Capital Corp. and Imperial Capital acted as financial advisors to Vicon and IQinVision, respectively.
Important Additional Information about the Proposed Merger
This communication is being made in respect of the proposed merger involving Vicon Industries, Inc. and IQinVision, Inc. Vicon will file with the SEC a current report on Form 8-K, which will include the merger agreement and related documents. In addition, Vicon intends to file a registration statement on Form S-4 with the SEC, which will contain a proxy statement/prospectus and other relevant materials, and plans to file with the SEC other documents regarding the proposed transaction. The final proxy statement/prospectus will be sent to the shareholders of Vicon in connection with a special meeting of shareholders of Vicon to be held to vote on matters relating to the proposed transaction. The proxy statement/prospectus will contain information about Vicon, IQinVision, the proposed merger, and related matters. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER AND RELATED MATTERS. In addition to receiving the proxy statement/prospectus and proxy card by mail, shareholders will also be able to obtain the proxy statement/prospectus, as well as other filings containing information about Vicon, without charge, from the SEC’s website (http://www.sec.gov) or, without charge, by contacting Joan Wolf at Vicon Investor Relations at (631) 650-6201. This announcement is neither a solicitation of proxy, an offer to purchase, nor a solicitation of an offer to sell shares of Vicon.

Participants in Solicitation
Vicon and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Vicon’s shareholders with respect to the matters relating to the proposed merger. IQinVision may also be deemed a participant in such solicitation. Information regarding Vicon’s executive officers and directors is available in Vicon’s proxy statement on Schedule 14A, filed with the SEC on April 1, 2013. Information regarding any interest that Vicon, IQinVision or any of the executive officers or directors of Vicon or IQinVision may have in the transaction with IQinVision will be set forth in the proxy statement/prospectus that Vicon intends to file with the SEC in connection with its shareholder vote on matters relating to the proposed merger. Shareholders will be able to obtain this information by reading the proxy statement/prospectus when it becomes available.
About Vicon
Vicon develops video management software and also designs, assembles, and markets cameras, network video servers/recorders, encoders and storage medium. Vicon products are used in video system applications principally for security, surveillance, safety and communication purposes by a broad group of end users worldwide.
About IQinVision, Inc.
IQinVision has been designing, manufacturing and marketing the IQeye line of HD megapixel IP cameras since 1998. A world leader in IP network camera products, IQinVision is renowned for image quality, stability and reliability in the harshest environments. ONVIF and PSIA compliant, IQeye cameras are integrated with all leading NVRs and are backed by the most comprehensive warranty program in the industry. IQinVision’s products are widely deployed in banking/finance, city surveillance, commercial/industrial, critical infrastructure, education, gaming, government/law enforcement, healthcare, retail and transportation applications. IQinVision is a privately-held corporation headquartered in San Juan Capistrano, California with a regional office in the Netherlands.

Vicon Forward-Looking Statements
Except for the historical information presented herein, matters discussed may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words “will”; “potential”; “believe”; “anticipate”; “intend”; “plan”; “expect”; “estimate”; “could”; “may”; “should”; or similar statements are forward-looking statements. Such statements include, but are not limited to those referring to the potential for the generation of value, potential for revenue, potential for growth and the expected completion and outcome of the merger and the transactions contemplated by the merger agreement and related agreements. Vicon disclaims any intent or obligation to update these forward-looking statements. Risks and uncertainties include, among others, failure to obtain necessary shareholder approval for the proposed merger with IQinVision and the matters related thereto; failure of either party to meet the conditions to closing of the transaction; delays in completing the transaction and the risk that the transaction may not be completed at all; failure to realize the anticipated benefits from the transaction or delay in realization thereof; the businesses of Vicon and IQinVision may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption during the pendency of and following the transaction, including adverse effects on employee retention and on business relationships with third parties; as well as risks detailed from time to time in Vicon’s Form 10-K under the caption “Risk Factors” and in its other reports filed with the U.S. Securities and Exchange Commission. Copies of Vicon’s public disclosure filings are available from its investor relations department and its website under the investor relations tab at http://www.vicon-security.com.